Exhibit 10.24
VIA OVERNIGHT DELIVERY
February 26, 2009
Ms. Susan E. Partridge
United States Postal Service
475 L’Enfant Plaza S.W.
Washington, D.C. 20260-6210

RE:
Transportation Agreement dated July 31, 2006 (the “Transportation Agreement”) between the United States Postal Service (“USPS”) and Federal Express Corporation (“FedEx”) Shipment Record on FedEx Holidays

Dear Ms. Partridge:
Effective March 15, 2009, USPS and FedEx add the following to Exhibit C, Payment Procedures, as Paragraph VI:
VI.
In order to address an operational incompatibility between the FedEx invoicing system, which cannot generate an invoice on FedEx Holidays when no volume is scanned, and the USPS system (SASS/LCMS INTERFACE), which cannot accept a zero dollar invoice, and in order to avoid re-programming costs to both parties by resolving the incompatibility, the parties agree to the following procedure:

Federal Express Corporation
Letter Agreement
February 26, 2009
FedEx will create and manually enter into FedEx’s rating system one shipment record for each of the dates on which the FedEx Holidays will occur. For the Shipping Periods in which the FedEx Holidays actually occur, FedEx will rate the charge for the pre-loaded record, USPS will pay FedEx the invoiced charge, and FedEx will issue USPS a credit for the amount of the charge in the corresponding reconciliation. The shipment record for each FedEx Holiday will be the then-current rate for a 1-lb trucking location loose piece and will be subject to the same review processes between the Parties as all other financial matters relating to the Transportation Agreement. If actual volume occurs on any FedEx Holiday, the charge for the actual volume will not be refunded. The D&R Numbers for these records will be formatted with a “W” as the first character, the month, date and year of the applicable FedEx Holiday as the 2nd through 7th characters, and “HOL” as the 8th through 10th characters, and FedEx’s Matching Handling Unit table will be populated as follows:

Field Name	Value
D&R Number	Shipment identifier described above, e.g. W112708HOL

Tracking Item Unique ID	0000000000 (10 zeros)

Barcode Date	Shipdate YYMMDD (date of HOL)

Ship Date	YYYYMMDD Ship Date (date of HOL)

Post DT	YYMMDD (date of HOL)

Weight	1 (1 lb)

Orig Ramp	“MEM” (Trucking Origin — Type E)

Dest Ramp	“MEM”

Rounded Wgt	1 (1 lb)

Pickup USPS Type Cd	“l” (loose piece pre rating code)

ServiceType	“60”

Match Status FLG Cd	Either “1 or “2” (Matched in Found file)

Match Status DT	(Dated on the date of population)

Rate Status FLG CD	“0”

Rate Status Dt	(Dated on the date of population)

Rated ULD CD	“0”
All other fields in FedEx’s Matching Handling Unit table for these records will not be populated.

Federal Express Corporation
Letter Agreement
February 26, 2009
By signing this letter, the USPS and FedEx agree to this amendment of the Transportation Agreement. All capitalized terms have the meanings set out in the Transportation Agreement.
Please sign both counterparts of this letter, retain one for the USPS’ records, and return the other fully executed counterpart to:
Myla Williams
Legal Department
Federal Express Corporation
3620 Hacks Cross Road
Building B, 3rd Floor
Memphis, Tennessee 38125
(901) 434-8362
If you should have any questions, please call Myla Williams at (901) 434-8362. Thank you.
Sincerely,
FEDERAL EXPRESS CORPORATION

/s/ PAUL HERRON Paul J. Herron
Vice President
Postal Transportation Management
AGREED TO AND ACCEPTED this 4th day of March, 2009.
THE UNITED STATES POSTAL SERVICE

By:	/s/ SUSAN E. PARTRIDGE
Its:	Purchasing and SM Specialist/Contracting Officer The “USPS”

cc:	Melissa Mortimer
Donna Jewett